Exhibit 99.3


                            UNITED STATES OF AMERICA
                                   Before the
                       SECURITIES AND EXCHANGE COMMISSION


ADMINISTRATIVE PROCEEDING
File No.

---------------------------------
                                 :
In the Matter of                 :
                                 :
         FRIEDMAN'S INC.,        :
                                 :   OFFER OF SETTLEMENT
Respondent.                      :   OF FRIEDMAN'S INC.
---------------------------------


                                      I.

     Friedman's Inc. ("Friedman's" or "Respondent"), pursuant to Rule 240(a) of the Rules of Practice of the Securities and Exchange Commission ("Commission") [17 C.F.R. ss. 201.240(a)] submits this Offer of Settlement ("Offer") in anticipation of proceedings to be instituted against it by the Commission, pursuant to Section 12(j) of the Securities Exchange Act of 1934 ("Exchange Act").

                                      II.

     This Offer is submitted solely for the purpose of settling these proceedings, with the express understanding that it will not be used in any way in these or any other proceedings, unless the Offer is accepted by the Commission. If the Offer is not accepted by the Commission, the Offer is withdrawn without prejudice to Respondent and shall not become a part of the record in these or any other proceedings, except for the waiver expressed in
Section V. with respect to Rule 240(c)(5) of the Commission's Rules of Practice [17 C.F.R. ss. 201.240(c)(5)].

                                     III.

     On the basis of the foregoing, the Respondent hereby:

     A. Admits the jurisdiction of the Commission over it and over the matters set forth in the Order Instituting Proceedings, Making Findings, and Revoking Registration of Securities Pursuant to Section 12(j) of the Exchange Act ("Order");

     B. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission or in which the Commission is a party prior to a hearing pursuant to the Commission's Rules of Practice, 17 C.F.R. ss. 201.1 et seq., and without admitting or denying the findings contained in the Order, except as to the Commission's jurisdiction over it and the subject matter of these proceedings, which are admitted, Respondent consents to the entry of an Order by the Commission containing the following findings and order set forth below:

          A. Friedman's, a Delaware corporation based in Savannah, Georgia, is a retailer of fine jewelry. The common stock of Friedman's has been registered under Section 12(g) of the Exchange Act since May 2004. The stock is quoted on the Pink Sheets (symbol "FRDMQ.PK") disseminated by Pink Sheets LLC. The Respondent filed for bankruptcy in a Chapter 11 proceeding on January 14, 2005.

          B. Friedman's has failed to comply with Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 thereunder, while its common stock was registered with the Commission in that it has not filed an Annual Report on Form 10-K for any fiscal year subsequent to the fiscal year ending September 28, 2002, or quarterly reports on Form 10-Q for any fiscal period subsequent to its fiscal quarter ending June 28, 2003.

                                      IV.

     Section 12(j) of the Exchange Act provides as follows:

     The Commission is authorized, by order, as it deems necessary or appropriate for the protection of investors to deny, to suspend the effective date of, to suspend for a period not exceeding twelve months, or to revoke the registration of a security, if the Commission finds, on the record after notice and opportunity for hearing, that the issuer of such security has failed to comply with any provision of this title or the rules and regulations thereunder. No member of a national securities exchange, broker, or dealer shall make use of the mails or any means or instrumentality of interstate commerce to effect any transaction in, or to induce the purchase or sale of, any security the registration of which has been and is suspended or revoked pursuant to the preceding sentence.

     On the basis of the foregoing, Respondent hereby consents to the entry of an Order by the Commission that:

     Pursuant to Section 12(j) of the Exchange Act, registration of each class of Respondent's securities registered pursuant to Section 12 of the Exchange Act be, and hereby is, revoked.

                                      V.

     By submitting this Offer, Respondent hereby acknowledges its waiver of those rights specified in Rules 240(c)(4) and (5) [17 C.F.R. ss.201.240(c)(4) and (5)] of the Commission's Rules of Practice. Respondent also hereby waives service of the Order.

                                      VI.

     Respondent understands and agrees to comply with the Commission's policy "not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegations in the complaint or order for proceedings" (17 C.F.R. ss.202.5(e)). In compliance with this policy, Respondent agrees: (i) not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any finding in the Order or creating the impression that the Order is without factual basis; and (ii) that upon the filing of this Offer of Settlement, Respondent hereby withdraws any papers previously filed in this proceeding to the extent that they deny, directly or indirectly, any finding in the Order. If Respondent breaches this agreement, the Division of Enforcement may petition the Commission to vacate the Order and restore this proceeding to its active docket. Nothing in this provision affects Respondent's: (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.

                                     VII.

     Consistent with the provisions of 17 C.F.R. ss. 202.5(f), Respondent waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein.

                                     VIII.

     Respondent hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996 or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney's fees or other fees, expenses or costs expended by Respondent to defend against this action. For these purposes, Respondent agrees that Respondent is not the prevailing party in this action since the parties have reached a good faith settlement.

                                      IX.

     Respondent states that it has read and understands the foregoing Offer, that this Offer is made voluntarily, and that no promises, offers, threats, or inducements of any kind or nature whatsoever have been made by the Commission or any member, officer, employee, agent, or representative of the Commission in consideration of this Offer or otherwise to induce it to submit to this Offer.

27th Day of October, 2005                       /s/ Sam Cusano
                                                ------------------------------

                                                        Friedman's Inc.


State of Georgia       )
County of Chatam       )

         The foregoing instrument was acknowledged before me this 27 day of October, 2005 by Sam Cusano, Chief Executive Officer, who __X__ is personally known to me or __ who has produced a Florida driver's license as identification and who did take an oath.


/s/ Cristina Tambourine
_________________________
Notary Public
State of Georgia
Commission Number:
Commission expires: